UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2015

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On May 19, 2015, Gevo, Inc. (the “Company”) issued and sold 4,300,000 common stock units, each consisting of one share of the Company’s common stock and one-tenth of a Series C warrant to purchase one share of the Company’s common stock (the “Series C Warrants”), in a firm commitment underwritten public offering (the “Offering”) pursuant to an effective Registration Statement on Form S-3 (Registration No. 333-187893). The net proceeds from the Offering, after deducting the underwriting discounts and commissions and estimated offering expenses, totaled approximately $15.6 million.

The Company intends to use the net proceeds from the Offering, excluding any future proceeds from the exercise of the Series C Warrants included therein or sold in connection therewith, to fund working capital and for other general corporate purposes.

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note is incorporated herein by reference.

Warrant Agreement

On May 19, 2015, the Company entered into a 2015 Common Stock Unit Series C Warrant Agreement (the “Warrant Agreement”) with American Stock Transfer & Trust Company, LLC (the “Warrant Agent”), pursuant to which the Series C Warrants were issued.

The Series C Warrants have an exercise price of $5.50 per share and are exercisable during the period commencing from the date of original issuance and ending on May 19, 2020. The Series C Warrants will generally only be exercisable on a cash basis. However, the Series C Warrants may be exercisable on a cashless basis, if and only if, a registration statement relating to the issuance of the shares underlying the Series C Warrants is not then effective or available. The Series C Warrants may be exercised by surrendering to the Warrant Agent the warrant certificate evidencing the Series C Warrants to be exercised with the accompanying exercise notice, appropriately completed, duly signed and delivered, together with cash payment of the exercise price, if applicable.

In the event of an extraordinary transaction, as described in the Warrant Agreement and generally including any merger with or into another entity, sale of all or substantially all of the Company’s assets, tender offer or exchange offer, or reclassification of the Company’s common stock, the Company or any successor entity shall pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the extraordinary transaction, an amount of cash equal to the value of such holder’s Series C Warrants as determined in accordance with the Black Scholes option pricing model and the terms of the Warrant Agreement.

The exercise price and the number and type of securities purchasable upon exercise of the Series C Warrants are subject to adjustment upon certain corporate events, including certain combinations, consolidations, liquidations, mergers, recapitalizations, reclassifications, reorganizations, stock dividends and stock splits, a sale of all or substantially all of the Company’s assets and certain other events. The Series C Warrants contain weighted average anti-dilution protection upon the issuance of any common stock, securities convertible into common stock or certain other issuances at a price below the then-existing exercise price of the Series C Warrants, with certain exceptions.

No fractional shares will be issued upon exercise of the Series C Warrants. The Series C Warrants do not confer upon holders any voting or other rights as stockholders of the Company.

The foregoing transaction triggered anti-dilution provisions in the following securities:

a)	the Company’s outstanding warrants (the “2013 Warrants”) issued pursuant to that certain Common Stock Unit Warrant Agreement (the “2013 Warrant Agreement”), dated December 16, 2013, by and between the Company and American Stock Transfer & Trust Company, LLC. Pursuant to the terms of the 2013 Warrant Agreement, the exercise price of the 2013 Warrants has decreased to $12.65 per share, however, the number of shares issuable under the 2013 Warrants remains unchanged; and

b)	the Company’s outstanding warrants (the “2014 Warrants”) issued pursuant to that certain Common Stock Unit Warrant Agreement (the “2014 Warrant Agreement”), dated August 5, 2014, by and between the Company and American Stock Transfer & Trust Company, LLC. Pursuant to the terms of the 2014 Warrant Agreement, the exercise price of the 2014 Warrants has decreased to $8.30 per share, however, the number of shares issuable under the 2014 Warrants remains unchanged.

The foregoing description of the Warrant Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Warrant Agreement, a copy of which is attached hereto as Exhibit 4.1, and the terms of which are incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and in the attached exhibits may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including, without limitation, statements regarding the Company’s anticipated proceeds from the Offering, its use of those proceeds and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the prospectus supplements for the Offering. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

4.1	2015 Common Stock Unit Series C Warrant Agreement, dated May 19, 2015, by and between Gevo, Inc. and the American Stock Transfer & Trust Company, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gevo, Inc.

By:	/s/ Mike Willis
Mike Willis
Chief Financial Officer

Date: May 20, 2015